UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015 (June 13, 2014)

GRAY TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE,

Atlanta, GA 30319

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 13, 2014, Gray Television, Inc. (“Gray”) filed a Current Report on Form 8-K (the “Initial Report”) to report the completion of its previously announced series of transactions with Hoak Media, LLC (“Hoak”). The Initial Report included, through incorporation by reference to a Form 8-K filed on May 29, 2014, certain historical financial statements of Hoak. On August 27, 2014, Gray filed Amendment No. 1 to the Initial Report to, among other things, file certain pro forma financial information of Gray giving effect to the Hoak acquisition as required by the rules and regulations of the Securities and Exchange Commission.

This Amendment No. 2 to the Initial Report is being filed solely to include a consent of Grant Thornton LLP, the independent certified public accountants of Hoak, to the incorporation by reference of their previously issued audit reports on the historical financial statements of Hoak for each of the three years in the period ended December 31, 2013, into Gray’s certain existing registration statements. Except as specifically set forth herein, the information contained in the Initial Report, as heretofore amended, is not being amended or supplemented to reflect facts or circumstances occurring after the date hereof.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Number	Name

99.1	Consent of Grant Thornton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: March 20, 2015	By:	/s/ James C. Ryan
James C. Ryan Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Name

99.1	Consent of Grant Thornton LLP

4